EXHIBIT 10.1

DIGITAL DOMAIN, INC.

1995 Stock Option Plan

Section 1.  Description of Plan. This is the 1995 Stock Option Plan (the “Plan”) of Digital Domain, Inc., a Delaware corporation (the “Company”). Under the Plan employees, directors, consultants and advisors of the Company or any of its subsidiaries, to be selected as below set forth, may be granted options (“Options”) to purchase shares of the Common Stock of the Company (“Common Stock”). For the purposes of the Plan, the term “subsidiary” means any corporation 50% or more of the voting stock of which is owned by the Company or by a subsidiary (as so defined) of the Company. It is intended that the Options under the Plan will either qualify for treatment as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and be designated Incentive Stock Options, or not qualify for such treatment and be designated Nonqualified Stock Options.

Section 2.  Purpose of this Plan. The purpose of the Plan and of granting options to specified employees, directors, consultants and advisors is to further the growth, development and financial success of the Company and its subsidiaries by providing additional incentives to such persons by assisting them to acquire shares of Common Stock and to benefit directly from the Company’s growth, development and financial success.

Section 3. Eligibility. The persons who shall be eligible to receive grants of Options under the Plan shall be the employees, directors, consultants and advisors of the Company or any of its subsidiaries. A person who holds an Option is herein referred to as a “Participant.” More than one Option may be granted to any one Participant. Notwithstanding the foregoing, no Option may be granted to any person who then owns stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company unless (i) the Option Price (as hereinafter defined) is at least 110% of the fair market value of the Common Stock on the date of grant, and (ii) the termination date of such Option is not later than five years after the date such Option is granted.

Only employees of the Company or a subsidiary may be granted Incentive Stock Options under the Plan. The aggregate fair market value (determined as of the time an Option is granted) of the Common Stock for which any Participant may be granted Incentive Stock Options first exercisable in any calendar year under the plan and any other incentive stock option plans (which qualify under Section 422 of the Code) of the Company or any subsidiary shall not exceed $100,000.

Section 4. Administration. This Plan shall be administered by the Board of Directors of the Company (the “Board”). The Board of Directors may delegate such administration to a committee to be composed of not less than two member of the Board of Directors, in which case references to the “Board” hereunder shall mean such committee as from time to time constituted. The Board is authorized and empowered to administer the Plan and, subject to the Plan, (i) to select the Participants, to specify the number of shares of Common Stock with respect to which Options are granted to each such Participant, to specify the Option Price (as hereinafter defined) and the terms of Options, and in general to grant Options; (ii) to determine, subject to the limits of Section 3 hereof, whether Options will be Incentive Stock Options or Nonqualified Stock Options ; (iii) to determine the dates upon which Options shall be granted and to provide for the terms and conditions of the Options in a manner consistent with this Plan, which terms and conditions need not be identical as to the various Options granted; (iv) to interpret the Plan; (v) to prescribe, amend and rescind rules relating to the Plan; and (vi) to determine the rights and obligations of Participants under the Plan. The interpretation and construction by the Board of any provision of the Plan or of any Option granted thereunder shall be final. No member of the Board shall be liable for any action or determination made in good faith with respect to the plan or any Option granted under it.

Section 5. Shares Subject to the Plan.  The number of shares of Common Stock which may be purchased pursuant to the exercise of Options granted under the Plan shall be 14,143,921 shares. Such number shall in any event be adjusted to reflect all stock splits, stock dividends or similar capital changes. Upon the expiration or termination for any reason of an outstanding Option which shall not have been exercised in full, any shares of Common Stock then remain unissued which shall have been reserved for issuance upon such exercise shall again become available for the granting of additional Options under the Plan.

Section 6. Option Price. The purchase price per share (the “Option Price”) of the shares of Common Stock underlying each Option shall be determined in each case by the Board with respect to each specific Option but shall not be less than the fair market value of such shares on the date of grant. Notwithstanding the above, the Option Price of the shares of Common Stock underlying each Option granted to any person who owns stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company shall not be less than 110% of the fair market value of such shares on the date of grant.

Section 7. Exercise of Options. Subject to all other provisions of the Plan, each Option shall become exercisable for the full number of shares of Common Stock subject thereto, or any part thereof, in such installments and at such intervals as the Board may in any specific case or cases specifically determine in granting such Option; provided, however, that (1) unless otherwise specifically provided by the Board in the case of an Option grant, each Option shall become exercisable as to one-fourth (1/4) of the full number of shares subject thereto on each of the first, second, third and fourth anniversary dates of the date of Option grant (such that the Option shall become fully exercisable on the fourth anniversary of the date of the grant), and (2) each Option shall in any event become exercisable as to at least one-fifth (1/5) of the full number of shares subject thereto on each anniversary date of the date of Option grant, and thus become fully exercisable not more than five years after the date of grant. Each Option shall terminate and expire, and shall no longer be subject to exercise, ten years after the date of grant thereof, or at such earlier date as the Board may otherwise specifically determine in granting such Option. The Option shall be exercised by the Participant by giving written notice to the Company specifying the number of full shares to be purchased and accompanied by payment of the full purchase price therefore in cash, by check or in such other form of lawful consideration (including promissory notes or shares of Common Stock then held by the Participant) as the Board in its sole discretion may approve.

Section 8. Option. Each Option granted under the Plan shall be evidenced by a written stock option executed by the Company and delivered to the Participant, which shall be substantially in the form attached as Exhibit A hereto, or shall be in such other form as specified by the Board. Such stock option shall indicate whether such Option is to be an Incentive Stock Option or a Nonqualified Stock Option and, if an Incentive Stock Option, shall contain terms and conditions permitting such Option to qualify for treatment as an incentive stock option under Section 422 of the Code.

Section 9. Issuance of Common Stock. The Company’s obligation to issue shares of Common Stock upon the exercise of an Option is expressly conditioned upon the making of such investment representations and related undertakings by the Participant (or his or her legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any securities law registration or other qualification of such shares which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Participant (or his or her legal representative, heir or legatee): (a) is purchasing such shares for investment and not with any present intention of selling or otherwise disposing thereof; and (b) agrees to have placed upon the face and reverse of any certificates evidencing such shares a legend setting forth (i) any representations and undertakings which such Participant has given to the Company or a reference thereto, and (ii) that, prior to effecting any sale or other disposition of any such shares, the Participant must furnish to the Company an opinion of counsel, satisfactory to the Company and its counsel, to the effect that such sale or disposition will not violate the applicable requirements of state and federal laws and regulatory agencies.

Section 10. Nontransferability. No Option shall be assignable or transferable except by will or by the laws of descent and distribution. During the lifetime of a Participant, any Option granted to him or her shall be exercisable only by him or her. After the death of a Participant, the Option granted to him or her may be exercised, prior to its termination as provided by Section 13(b), only by his or her legal representative, his or her legatee or a person who acquired the right to exercise the Option by reason of the death of the Participant.

Section 11. Recapitalization, Reorganization, Merger, Consolidation or Sale of Assets. If the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for different securities through reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or like capital adjustment, a proportionate adjustment shall be made (a) in the aggregate number of shares of Common Stock which may be issued pursuant to the exercise of Options under the Plan, as provided in Section 5, and (b) in the number, price and kind of shares subject to any outstanding Option granted under the Plan.

In the event of the proposed dissolution or liquidation of the Company, the Board shall notify each Participant at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised in accordance with its terms, each Option will terminate immediately prior to the consummation of such proposed action.

In the event of any reorganization, merger or consolidation of the Company with or into another corporation in which the Company does not survive, or the sale by the Company of all or substantially all of its assets, all outstanding Options may be assumed (or equivalent options may be substituted) by the successor corporation (or a parent or subsidiary of such successor corporation) resulting from such reorganization, merger, consolidation or sale. If, in such event, all outstanding Options are not so assumed or substituted, all outstanding Options not so assumed shall terminate as of the date of the closing of the reorganization, merger, consolidation or sale. For purposes of this paragraph, the outstanding Options shall be considered assumed if the agreement governing such reorganization, merger, consolidation or sale provides that, following such merger, reorganization, consolidation or sale, each outstanding Option shall confer the right to purchase (subject to the retention of the original vesting schedule of each such Option), for each share of Common Stock subject thereto immediately prior to such transaction, the consideration (whether stock, cash, or other securities or property) received in the transaction by holders of Common Stock (or, in the case of such sale, ultimately distributable to such holders) for each share held on the effective date of the transaction.

To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as hereinbefore expressly provided in this Section 11, the Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number or price of shares of Common Stock subject to any Option shall not be affected by, and no adjustment shall be made by reason of, any dissolution, liquidation, reorganization, merger or consolidation, or any issue by the Company of shares of stock of any class, or rights to purchase or subscribe for stock of any class, or securities convertible into shares of stock of any class.

The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structures or to merge, consolidate, dissolve or liquidate or to sell or transfer all or any part of its business or assets.

Section 12. Rights as a Shareholder. A Participant holding an Option, or a transferee of an Option, shall have no rights as a shareholder with respect to any shares covered by his or her Option until the date of the issuance of a stock certificate to him or her for such shares, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 11.

Section 13. Termination of Options. Each Option granted under the Plan shall set forth a termination date thereof, which date shall be not later than ten years from the date such Option is granted. In any event, all Options shall terminate and expire upon the first to occur of the following events:

(a) the expiration of 60 days from the date of such Participant’s termination of employment, either voluntary or involuntary (other than by the Company for Cause, as defined in paragraph (c) below, or by reason of death), except that if the participant is then disabled (within the meaning of Section 105(d)(4) of the Internal Revenue Code), the expiration of one year from the date of the Participant’s termination of employment;

(b) the expiration of 180 days from the date of the death of such Participant if his or her death occurs while he or she is employed by the Company or any of its subsidiaries;

(c) immediately, upon the Optionee’s termination of employment by the Company for Cause - a termination shall be deemed for “Cause” in the case of any termination by the company following (i) the repeated failure by the Optionee to substantially perform his or her material duties, terms or conditions of employment, (ii) the material breach by the Optionee of any material covenant contained in any agreement with the Company following any applicable notice and cure period set forth in such agreement, (iii) the engaging by the Optionee in conduct materially adverse to the Company, (iv) the material breach by the Optionee of any material provision of the Company’s rules and regulations in effect from time to time, or (v) the conviction (by trial or upon a plea) of the Optionee of a felony involving moral turpitude; or

(d) the termination of the Option pursuant to Section 11 of the Plan.

The termination of employment of a Participant by death or otherwise shall not accelerate or otherwise affect the number of shares with respect to which an Option may be exercised, and the Option may only be exercised with respect to that number of shares which could have been purchased under the Option had the Option been exercised by the Participant on the date of such termination.

For purposes of the above, in the case of Options granted to Participants who are directors of the Company or consultants or advisors to the Company, “employment” shall mean service as such director, consultant or advisor to the Company.

Section 14. Withholding of Taxes. The Company shall deduct and withhold from the wages, salary, bonus and other income paid by the Company to the Participant the requisite tax upon the amount of taxable income, if any, recognized by the Participant in connection with the exercise in whole or in part of any Option or the sale of Common Stock issued to the Participant upon exercise of the Option, all as may be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from the Company’s concurrent or next payment of wages, salary, bonus or other income to the Participant or by payment to the Company by the Participant of the required withholding tax, as the Board may determine.

Section 15. Termination of Plan. The Plan shall terminate when all Options granted hereunder either have been fully exercised, and all shares of Common Stock which may have been purchased pursuant to the exercise of such Options have been so purchased, or have expired, and in any event not later than 10 years from the date of the adoption of the plan or the date of the approval of the plan by the shareholders of the Company, whichever is earlier; provided, however, that the Board may in its absolute discretion terminate the Plan at any time. No such termination, other than as provided for in Section 11 hereof, shall in any way affect any Option then outstanding.

Section 16.  Amendment of Plan. The Board may make such amendments to the Plan and, with the consent of each Participant affected, in the terms and conditions of granted Options, as it shall deem advisable, including, but not limited to, accelerating the time at which an Option may be exercised; provided, however, that the Board may not, without the approval of the holders of a majority of the voting stock of the Company, (a) increase the maximum number of shares subject to the Plan, except pursuant to Section11 of the Plan, (b) decrease the Option Price requirement of Section 6 of the Plan (except as contemplated by Section 11 of the Plan), (c) modify the limit set forth in Section 3 of the Plan regarding the value of Common Stock for which any Participant may be granted Incentive Stock Options which become first exercisable in any calendar year, unless the provisions of the Code are likewise modified, or (d) in any material manner increase the benefits accruing to Participants under the Plan.

Section 17. Shareholder Approval. No Options shall become exercisable under this Plan unless and until this Plan is approved by a majority of the outstanding shares of the Company entitled to vote within twelve (12) months after the date of this Plan is adopted by the Board.

Section 18. Information to Optionees and Purchasers. The Company annually shall provide to each Participant financial statements, to the extent required by Section 260.140.46 of the rules of the California Commissioner of Corporations (the “Rules”), which have been approved by the Board. Such financial statements also shall be provided to each individual who was a Participant in the Plan, has acquired shares of Common Stock pursuant to the Plan and still owns such shares, to the extent required by the Rules. The stock option agreement of each Optionee shall include a confidentiality clause which provides that, by accepting the Option, the Participant agrees not to disclose any information contained in such financial statements, not to duplicate or transmit such information to any other person, and not to use such information for any purpose adverse to the Company.

EXHIBIT A

DIGITAL DOMAIN, INC. 1995 STOCK OPTION PLAN

STOCK OPTION AGREEMENT

Optionee: ____________________________

Grant Date: ____________________, 199__

No. of Shares: ________________________

Option Exercise Price: $________________ per share

Vesting Commencement Date: ________________, 199__

Vesting Schedule:	Four years (vests as to ¼ on each Anniversary date of the Vesting Commencement Date)

Type of Option:	___ Incentive Stock Option (“ISO”)
___ Nonstatutory Stock Option

EXECTUION OF THIS OPTION ON BEHALF OF DIGITAL DOMAIN, INC.:

DIGITAL DOMAIN, INC.

By:________________________

Title:_______________________

ACCEPTANCE OF THIS OPTION ON BEHALF OF OPTIONEE:

_____________________________
(Signature of Optionee)

THIS OPTION is granted as of the Grant Date indicated at the top of this page by Digital Domain, Inc., a Delaware corporation (the “Company”), to the Optionee indicated at the top of this page (the “Optionee”). Under the 1995 Stock Option Plan (the “Plan”), the Company has authorized the grant to the Optionee of an option to purchase shares of the Common Stock of the Company under the terms and conditions of this Option. This Option consists of nine numbered paragraphs, and has been executed by the Company at the top of this page.

1. Type of Option for Purposes of Tax Consequences.

This Option is intended to be treated as an Incentive Stock Option (“ISO”) qualifying under Section 422 of the Internal Revenue Code, or alternatively as a nonstatutory stock option which does not qualify under Section 422 of the Internal Revenue Code, as indicated by the appropriate check mark at the top of this page opposite “Type of Option.”

2. Option; Number of Shares; Price.

The company grants to the Optionee the right (“Option”) to purchase all or any portion of the number of shares of the Common Stock of the company indicated at the top of the first page (“Stock”) at the purchase price per share indicated at the first page (the “Option Price”). This Option is subject to the terms and conditions stated herein and in the Plan, including but not limited to the provisions of the Plan under which this Option shall be subject to modification of and when certain events occur.

3. Term of Option.

This Option shall expire when the first of the following occurs:

(a) the tenth anniversary date of the Vesting Commencement Date or the Grant Date (whichever is earlier) indicated at the top of the first page of this Option;

(b) the expiration of sixty (60) days from the date of the Optionee’s termination of employment, either voluntary or involuntary (other than by the Company for Cause, as defined in paragraph (d) below, or by reason of death), except that if the Optionee is then disabled (within the meaning of Section 105(d)(4) of the Internal Revenue Code), the expiration of one year from the date of the Optionee’s termination of employment;

(c) the expiration of 180 days from the date the Optionee dies if he dies while he is employed by the company or any of its subsidiaries;

(d) immediately, upon the Optionee’s termination of employment by the Company for Cause - a termination shall be deemed for “Cause” in the case of any termination by the Company following (i) the repeated failure by the Optionee to substantially perform his or her material duties, terms or conditions of employment, (ii) the material breach by the Optionee of any material covenant contained in any agreement with the Company following any applicable notice and cure period set forth in such agreement, (iii) the engaging by the Optionee in conduct materially adverse to the Company, (iv) the material breach by the Optionee of any material provision of the Company’s rules and regulations in effect from time to time, or (v) the conviction (by trial or upon a plea) of the Optionee of a felony involving moral turpitude; or

(e) the termination of the Option under the Plan.

4. Exercise of Option.

This Option may be exercised by the Optionee (or, after his or her death, by the person designated in Section 5) only in accordance with the following provisions:

(a) Manner of Exercise. This Option may be exercised by the Optionee upon delivery of the following to the Company at its principal executive offices:

(i) a written notice of exercise which identifies this Option and states the number of shares of Stock then being purchased;

(ii) a check or cash in the amount of the purchase price (or payment of the purchase price in such other form (or payment of the purchase price in such other form of lawful consideration as the Company’s Board of Directors may approve from time to time under the provisions of the Plan);

(iii) a letter or agreement, if requested by the Company, in such form and substance as the Company may require, setting forth the investment intent of the Optionee and such other agreements and representations as described in the Plan; and

(iv) a check or cash, if requested by the Company either before or after the Company’s receipt of the notice of exercise, in the amount of any taxes (other than stock issue or transfer taxes) which the Company is obligated to collect or withhold by reason of the exercise of this Option.

(b) Vesting Schedule. One-fourth (1/4) of the shares of Stock subject to this Option shall vest (that is, become exercisable) on each of the first, second, third and fourth anniversary dates of the Vesting Commencement Date (which is indicated at the top of the first page of this Option). This Option may not be exercised as to any shares that are not vested.

The vesting installments described above shall be cumulative, such that this Option may be exercised as to any or all of the Stock covered by an installment at any time or times after that installment becomes exercisable and until this Option expires or terminates.

5. Termination of Employment.

The termination of the employment of the Optionee by death, disability or otherwise shall not accelerate or otherwise affect the number of shares with respect to which this Option may be exercised; provided, however, that this Option may only be exercised with respect to that number of shares which could have been purchased under this Option if this Option had been exercised by the Optionee on the date of termination.

6. Death of Optionee; No Assignment.

The rights of the Optionee under this Option may not be assigned or transferred except by will or by the laws of descent and distribution. This Option shall be exercisable only by the Optionee during his or her lifetime. Any attempt to assign this Option in contravention of this Option shall be void and shall have no effect. If the Optionee should die while he is employed by the Company or a subsidiary, his or her legal representative, his or her legatee, or the person who acquired the right to exercise this Option by reason of the death of the Optionee (this group shall be collectively known as “successors”) succeeds to the Optionee’s rights under this Option. After the death of the optionee, only his or her successor may exercise this Option.

7. No Rights as Shareholder.

The Optionee shall have no rights as a shareholder of any shares of Stock covered by this Option until the date of issuance of a stock certificate to him or her. Except as may be provided under the Plan, the Company will make no adjustment for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date the stock certificate is issued.

8. This Option Subject to Plan.

This Option is granted under the provisions of the plan and shall be interpreted in a manner consistent with it. Any provision in this Option inconsistent with the Plan shall be superseded and governed by the Plan. A copy of the Plan is available to the Optionee at the Company’s principal executive offices upon request and without charge.

9. Notice of Disqualifying Disposition of ISO Stock.

If this Option is an ISO, and if the Optionee sells or otherwise disposes of any of the Stock acquired pursuant to exercise of this Option on or before the later of (a) the date two years after the Grant Date of this Option, or (b) the date one year after the date of exercise pursuant to which such Stock was acquired, the Optionee shall immediately notify the company in writing of such disposition. The Optionee agrees that the Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee by reason of such disposition.

10. Confidentiality of Financial Information.

The Optionee agrees to hold all financial information provided to the Optionee pursuant to the Plan in strictest confidence, not use it for any purpose adverse to the Company, and not duplicate or transmit such information to any other person.

11. No Employment Agreement.

THE VESTING OF THE SHARES OF STOCK SUBJECT TO THIS OPTION SHALL BE EARNED ONLY BY CONTINUED EMPLOYMENT AT THE WILL OF

THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES OF STOCK HEREUNDER). Nothing in this Option, nor in the Plan (which is incorporated herein by reference), shall confer upon the Optionee any right with respect to continuation of employment by the company, nor shall it interfere in any way with the Company’s right (or the Optionee’s right) to terminate the Optionee’s employment at any time, with or without any cause.